Exhibit 11 - Statement Re: Computation of Per share Earnings
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                                                (in thousands, except per share amounts)

                                                  Quarter ended        Nine months ended
                                                   September 30          September 30
                                                ------------------    ------------------
                                                  1997       1996       1997       1996
                                                -------    -------    -------    -------
Primary:
   Average shares outstanding                    12,575     13,254     12,683     13,219
   Net effect of dilutive stock options-
      based on the treasury stock method
      using average market price                    358         42        209         73
                                                -------    -------    -------    -------
Total                                            12,933     13,296     12,892     13,292
                                                =======    =======    =======    =======
Net income                                      $ 7,981    $ 6,859    $19,245    $14,900
                                                =======    =======    =======    =======
Per share amount                                $  0.62    $  0.52    $  1.49    $  1.12
                                                =======    =======    =======    =======
Fully Diluted:
   Average shares outstanding                    12,575     13,254     12,603     13,219
   Net effect of dilutive stock options-
      based on the treasury stock method
      using the year-end market price, if
      higher than average market price              398         42        398         93
                                                -------    -------    -------    -------
Total                                            12,973     13,296     13,081     13,292
                                                =======    =======    =======    =======
Net income                                      $ 7,981    $ 6,859    $19,245    $14,900
                                                =======    =======    =======    =======
Per share amount                                $  0.62    $  0.52    $  1.47    $  1.12
                                                =======    =======    =======    =======
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